Exhibit 99.1

Glenpointe Centre West

500 Frank W. Burr Blvd.

Teaneck, NJ 07666

FOR IMMEDIATE RELEASE

COGNIZANT ANNOUNCES RECORD FIRST QUARTER 2013 RESULTS

First quarter revenue up 3.7% sequentially and 18.1% year-over-year

Reaffirms full-year revenue guidance of at least 17% growth

Expands stock repurchase program by $500 million to $1.5 billion

TEANECK, N.J., May 8, 2013 – Cognizant Technology Solutions Corporation (NASDAQ: CTSH), a leading provider of information technology, consulting, and business process outsourcing services, today announced its first quarter 2013 financial results.

Highlights – First Quarter 2013

•	Quarterly revenue rose to $2.02 billion, up 18.1% from the year-ago quarter and 3.7% sequentially.

•	Quarterly diluted EPS on a GAAP basis was $0.93, compared to $0.79 in the year-ago quarter.

•	Quarterly diluted EPS on a non-GAAP basis was $1.02, compared to $0.88 in the year-ago quarter.*

•	Net headcount addition for the quarter was approximately 6,000.

*As previously announced, starting in 2013, reported non-GAAP financial measures exclude acquisition-related charges, in addition to stock-based compensation expense. 2012 non-GAAP measures have been adjusted to reflect this change.

Revenue for the first quarter of 2013 rose to $2.02 billion, up 18.1% from $1.71 billion in the first quarter of 2012. GAAP net income was $284.2 million, or $0.93 per diluted share, compared to $243.7 million, or $0.79 per diluted share, in the first quarter of 2012. Diluted earnings per share on a non-GAAP basis was $1.02. GAAP operating margin for the quarter was 18.1%. The non-GAAP operating margin was 19.9%, at the high end of the Company’s target range of 19-20%. Reconciliations of non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

“Our performance during the first quarter was strong, and we are encouraged by the healthy demand for our broad range of services,” said Francisco D’Souza, Chief Executive Officer. “We continue to make solid progress developing emerging offerings in new markets, new SMAC technologies, and new non-linear solutions and services. I’m particularly pleased with the recent launch of our portfolio of Cognizant BusinessCloudSM solutions that enable clients to quickly deploy a range of business and best-in-class IT solutions and to forgo costly capital outlays and lengthy implementation timelines.”

“Our long-term re-investment in our business and the strength and depth of our client relationships give us the confidence to deliver continued industry-leading revenue growth,” said Gordon Coburn, President. “We are well positioned to help clients run better by driving greater efficiency and effectiveness, while simultaneously helping them to run different by innovating and transforming their businesses for the future.”

2013 Outlook – Second Quarter and Full Year

The Company is providing the following guidance:

•	Second quarter 2013 revenue anticipated to be at least $2.13 billion.

•	Second quarter 2013 diluted EPS expected to be $0.97 on a GAAP basis and $1.06 on a non-GAAP basis.

•	Fiscal 2013 revenue expected to be at least $8.60 billion, up at least 17% compared to 2012.

•	Fiscal 2013 diluted EPS expected to be at least $3.95 on a GAAP basis, and $4.31 on a non-GAAP basis.

•	EPS guidance excludes any future non-operating foreign currency exchange gain or loss.

“Our financial model continues to allow us to deliver solid top-line growth with stable margins, while investing in our next generation of services to spur long-term strength,” said Karen McLoughlin, Chief Financial Officer. “In addition, we have repurchased $74 million worth of shares year-to-date under our stock repurchase program and, as announced today, have expanded the program to $1.5 billion, reflecting our ability to generate strong cash flows, confidence in our business, and our commitment to drive shareholder value.”

Expansion of Stock Repurchase Program

The Company also announced that its Board of Directors approved an expansion of its stock repurchase program. The Board of Directors increased the stock repurchase program by $500 million, from $1 billion to $1.5 billion, and extended the term of the program to December 31, 2014. To date, the Company has repurchased $940 million of its shares under this program.

The Company is authorized to repurchase shares under the program through open market purchases, including under a trading plan adopted pursuant to Rule 10b5-1, or through privately negotiated transactions, in accordance with applicable federal securities laws. The timing of repurchases and the exact number of shares to be purchased will be determined by the Company’s management, in its discretion, or pursuant to a Rule 10b5-1 trading plan, and will depend upon market conditions and other factors. The repurchases will be funded using the Company’s cash on hand and cash generated from operations. The program may be extended, suspended or discontinued at any time.

Conference Call

Cognizant will host a conference call on May 8, 2013 at 8:00 a.m. (Eastern) to discuss the Company’s First Quarter 2013 results. To listen to the conference call, please dial (877) 810-9510 (domestic) and (201) 493-6778 (international) and provide the following conference passcode: Cognizant Call.

The conference call will also be available live via the Internet by accessing the Cognizant website at www.cognizant.com. Please go to the website at least 15 minutes prior to the call to register and to download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing (877) 660-6853 for domestic callers or (201) 612-7415 for international callers and entering 411972 from two hours after the end of the call until 11:59 p.m. (Eastern) on Wednesday, May 22, 2013. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.

About Cognizant

Cognizant (NASDAQ: CTSH) is a leading provider of information technology, consulting, and business process outsourcing services, dedicated to helping the world’s leading companies build stronger businesses. Headquartered in Teaneck, New Jersey (U.S.), Cognizant combines a passion for client satisfaction, technology innovation, deep industry and business process expertise, and a global, collaborative workforce that embodies the future of work. With over 50 delivery centers worldwide and approximately 162,700 employees as of March 31, 2013, Cognizant is a member of the NASDAQ-100, the S&P 500, the Forbes Global 2000, and the Fortune 500 and is ranked among the top performing and fastest growing companies in the world. Visit us online at www.cognizant.com or follow us on Twitter: Cognizant.

Forward-Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures

To supplement our financial results presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP income from operations, non-GAAP operating margin and non-GAAP diluted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of Cognizant’s non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated.

Historically, we sought to manage the company to a targeted operating margin, excluding stock-based compensation costs, of 19% to 20% of revenues. Beginning with 2013, we continue to seek to manage the company to the same targeted operating margin, but we now also exclude acquisition-related charges, in addition to excluding stock-based compensation expense, in setting our internal operating targets. Acquisition-related charges include, when applicable, amortization of purchased intangible assets included in the depreciation and amortization expense line on our condensed consolidated statements of operations, external deal costs, acquisition-related retention bonuses, integration costs, changes in the fair value of contingent consideration liabilities, charges for impairment of acquired intangible assets and other acquisition-related costs. Our 2012 non-GAAP measures have been adjusted to reflect this change. We believe providing investors with an operating view consistent with how we manage the company provides enhanced transparency into the operating results of the company. For our internal management reporting and budgeting purposes, we use non-GAAP financial information that does not include stock-based compensation expense and acquisition-related charges for financial and operational decision making, to evaluate period-to-period comparisons and for making comparisons of our operating results to those of our competitors. Therefore, it is our belief that the use of non-GAAP financial measures excluding these costs provides a meaningful measure for investors to evaluate our financial performance. Accordingly, we believe that the presentation of non-GAAP income from operations, non-GAAP operating margin and non-GAAP diluted earnings per share, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP measures versus financial measures calculated in accordance with GAAP is that non-GAAP measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and certain acquisition-related charges. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP income from operations, non-GAAP operating margin and non-GAAP diluted earnings per share to allow investors to evaluate such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

Contact: David Nelson

VP, Investor Relations & Treasurer

201-498-8840

david.nelson@cognizant.com

- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Revenues	$2,020,738	$1,711,349

Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	1,199,965	984,520
Selling, general and administrative expenses	413,204	374,178
Depreciation and amortization expense	41,662	34,752

Income from operations	365,907	317,899

Other income (expense), net:
Interest income	13,247	11,072
Other, net	(1,971)	(6,694)

Total other income (expense), net	11,276	4,378

Income before provision for income taxes	377,183	322,277

Provision for income taxes	92,974	78,626

Net income	$284,209	$243,651

Basic earnings per share	$0.94	$0.80

Diluted earnings per share	$0.93	$0.79

Weighted average number of common shares outstanding - Basic	301,854	303,428

Weighted average number of common shares outstanding - Diluted	305,176	309,208

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(In thousands)

	March 31,	December 31,
	2013	2012
Assets
Current Assets
Cash and cash equivalents	$1,474,860	$1,570,077
Short-term investments	1,269,586	1,293,681
Trade accounts receivable, net of allowances of $27,394 and $25,816, respectively	1,495,996	1,345,661
Unbilled accounts receivable	206,338	183,085
Deferred income tax assets, net	183,496	201,894
Other current assets	206,364	219,896

Total Current Assets	4,836,640	4,814,294
Property and equipment, net	1,008,198	971,486
Goodwill	407,349	309,185
Intangible assets, net	122,501	87,475
Deferred income tax assets, net	164,967	178,824
Other noncurrent assets	169,647	160,307

Total Assets	$6,709,302	$6,521,571

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$132,501	$108,707
Deferred revenue	138,204	149,696
Accrued expenses and other current liabilities	955,138	1,118,927

Total Current Liabilities	1,225,843	1,377,330
Deferred income tax liabilities, net	14,841	2,777
Other noncurrent liabilities	252,684	287,081

Total Liabilities	1,493,368	1,667,188

Stockholders’ Equity	5,215,934	4,854,383

Total Liabilities and Stockholders’ Equity	$6,709,302	$6,521,571

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Measures (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2013	2012
GAAP income from operations	$365,907	$317,899
Add: Stock-based compensation expense (a)	29,093	31,379
Add: Acquisition-related charges (b)	6,654	6,320

Non-GAAP income from operations	$401,654	$355,598

GAAP operating margin	18.1%	18.6%
Effect of above adjustments	1.8%	2.2%

Non-GAAP operating margin	19.9%	20.8%

GAAP diluted earnings per share	$0.93	$0.79
Effect of above adjustments, net of tax	0.09	0.09

Non-GAAP diluted earnings per share	$1.02	$0.88

Notes:

(a) For the three months ended March 31, 2013, the $29,093 adjustment to exclude stock-based compensation from income from operations includes $4,547, which was reported in cost of revenues and $24,546, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

For the three months ended March 31, 2012, the $31,379 adjustment to exclude stock-based compensation from income from operations includes $4,607, which was reported in cost of revenues and $26,772, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

(b) Adjustment to exclude acquisition-related charges includes the following, when applicable: amortization of acquired intangible assets included in the depreciation and amortization line on our consolidated statements of operations, external deal costs, acqusition-related retention bonuses, integration costs, changes in the fair value of contingent consideration liabilities, charges for impairment of acquired intangible assets and other acquisition-related costs.

The above tables serves to reconcile the Non-GAAP financial measures to comparable GAAP measures. Please refer to the “About Non-GAAP Financial Measures” section of our press release for further information on the use of these Non-GAAP financial measures.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Schedule of Supplemental Information (Unaudited)

(In thousands)

	Three Months Ended March 31, 2013
			Growth %
	$	% of total	Sequential	Year over Year
Revenue by Segment:
Financial Services	$855,341	42.3%	4.9%	23.1%
Healthcare	510,019	25.2%	2.0%	9.1%
Manufacturing/Retail/Logistics	425,846	21.1%	4.2%	27.2%
Other	229,532	11.4%	2.5%	7.0%

Total Revenue	$2,020,738		3.7%	18.1%

Revenue by Geography:
North America	$1,582,191	78.3%	3.0%	16.3%
United Kingdom	216,408	10.7%	5.0%	20.0%
Rest of Europe	131,848	6.5%	9.7%	27.3%

Europe - Total	348,256	17.2%	6.7%	22.7%
Rest of World	90,291	4.5%	4.8%	35.4%

Total Revenue	$2,020,738		3.7%	18.1%